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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT FINANCIAL CONSULTANT

We consent to the reference to our firm under the caption "Experts" and to the references to our valuation reports dated from _______________, 20__ through _______________, 20__, with respect to the common stock of Westsound Bank, included in Amendment No. 2 to the Registration Statement on Form S-1 and Prospectus of WSB Financial Group, Inc. for the registration of between 2,300,000 and 2,645,000 shares of common stock.

/s/ LC FINANCIAL ADVISORS, LLC

Bainbridge Island, Washington
October 31, 2006